                                AMENDMENT NO. 1

                               FUND PARTICIPATION

      The Fund Participation (the "Agreement"), dated January 10, 2013, by and among Forethought Life Insurance Company ("Insurance Company"), for itself and on behalf of one or more separate accounts of the Insurance Company, American Funds Distributors, Inc. ("AFD"), American Funds Service Company ("Transfer Agent"), Capital Research and Management Company ("CRMC"), and the American Funds Insurance Series (the "Series"), is hereby amended. All capitalized terms used herein and not otherwise defined shall have the meaning ascribed such terms in the Agreement.

      For good and valuable consideration received and acknowledged by the
parties, effective            , 2015, the Agreement is amended as follows:

   1. The first sentence of Section 1(a.) is hereby deleted and replaced with the following:

      "As distributor of the Series, AFD agrees to make Class 4 and Class P2 shares of the Funds that offer such share class(es) available to the Insurance Company for itself and on behalf of the Separate Accounts on the attached Exhibit B pursuant to the terms of the Agreement. Insurance Company agrees to give the Series and CRMC at least (thirty) 30 days' notice prior to adding any additional Funds or share classes of a Fund as underlying investment options to the Contracts. AFD reserves the right to approve any proposed addition by the Insurance Company."

   2. Exhibit A is deleted in its entirety

   3. Section 40 is hereby deleted in its entirety and replaced with the following:

      "40. CONFIDENTIALITY OF HOLDINGS INFORMATION. The Insurance Company may receive certain holdings information (the "Holdings Information") related to the Funds on a daily, weekly, monthly or other periodic basis from the Series, CRMC or one of their designees in order to help evaluate the Funds for inclusion in the Contracts and to evaluate and coordinate with Insurance Company's internal hedging program (the "Purpose"). Insurance Company agrees that the Holdings Information is confidential and may only be used by Insurance Company for the Purpose. Insurance Company agrees that it (a) will hold any and all Holdings Information it obtains in strictest confidence; (b) may disclose or provide access to its employees who have a need to know and may make copies of Holdings Information only to the extent reasonably necessary to carry out the Purpose; (c) currently has, and in the future will maintain in effect and enforce, rules and policies to protect against access to or use or disclosure of Holdings Information other than in accordance with this Agreement, including without limitation written instruction to and agreements with employees and agents who are bound by an obligation of confidentiality no less stringent than set forth in this Agreement to ensure that such employees and agents protect the confidentiality of Holdings Information; (d) will instruct its employees and agents not to disclose Holdings Information to third parties, including without

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      limitation customers, sub-contractors or consultants; and (e) will notify the Series and CRMC immediately of any unauthorized disclosure or use, and will cooperate with them in taking action to ensure that the Holdings Information is not used by such receiving party. Without limiting the foregoing, Insurance Company shall use at least the same degree of care, but no less than reasonable care, to avoid disclosure or use of this Holdings Information as it employs with respect to its own confidential information of a like importance.

   4. All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

                            [SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date written above.

                                                                FORETHOUGHT LIFE INSURANCE COMPANY
                                                                for itself and on behalf of the Separate Account


                                                                By:
                                                                        ---------------------------------------------------------
                                                                Name:
                                                                        ---------------------------------------------------------
                                                                Title:
                                                                        ---------------------------------------------------------


                                                                AMERICAN FUNDS DISTRIBUTORS, INC.


                                                                By:
                                                                        ---------------------------------------------------------
                                                                Name:   Timothy W. McHale
                                                                Title:  Secretary


                                                                AMERICAN FUNDS INSURANCE SERIES

                                                                By:
                                                                        ---------------------------------------------------------
                                                                Name:   Michael J. Downer
                                                                Title:  Executive Vice President and
                                                                        Principal Executive Officer


                                                                AMERICAN FUNDS SERVICE COMPANY


                                                                By:
                                                                        ---------------------------------------------------------
                                                                Name:   Angela M. Mitchell
                                                                Title:  Secretary


                                                                CAPITAL RESEARCH AND MANAGEMENT COMPANY


                                                                By:
                                                                        ---------------------------------------------------------
                                                                Name:   Michael J. Downer
                                                                Title:  Senior Vice President and Secretary

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